As filed with the Securities and Exchange Commission on December 20, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UROGEN PHARMA LTD.

(Exact name of registrant as specified in its charter)

State of Israel	98-1460746
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

499 Park Avenue

New York, NY 10022

Tel: +1 (646) 768-9780

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Peter P. Pfreundschuh

Chief Financial Officer

UroGen Pharma Ltd.

499 Park Avenue

New York, NY 10022

+1 (646) 768-9780

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles J. Bair Daniel I. Goldberg Cooley LLP 4401 Eastgate Mall San Diego, California 92121 +1 (858) 550-6000	Yaron Sobol Hamburger Evron & Co. The Museum Tower 4 Berkowitz Street Tel Aviv 6423806, Israel +972 (3) 607-4040

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Ordinary Shares, par value NIS 0.01 per share	—	—
Debt Securities	—	—
Warrants	—	—
Total	$250,000,000	$32,450.00

(1)

There are being registered hereunder such indeterminate number of ordinary shares, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase ordinary shares or debt securities as shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of ordinary shares and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the ordinary shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

•

a base prospectus, which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $250,000,000 of the registrant’s ordinary shares, debt securities and/or warrants from time to time in one or more offerings; and

•

a sales agreement prospectus, which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $100,000,000 of the registrant’s ordinary shares that may be issued and sold from time to time under a sales agreement with Cowen and Company, LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $100,000,000 of ordinary shares that may be offered, issued and sold by the registrant under the sales agreement prospectus is included in the $250,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. In connection with such offers and when accompanied by the base prospectus included in the registration statement of which this prospectus forms a part, this prospectus will be deemed a prospectus supplement to such base prospectus. Upon termination of the sales agreement with Cowen and Company, LLC, any portion of the $100,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the sales agreement, the full $250,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 20, 2019

PROSPECTUS

$250,000,000

Ordinary Shares

Debt Securities

Warrants

From time to time, we may offer up to $250,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. We will specify in an accompanying prospectus supplement the terms of any offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our ordinary shares are listed on The Nasdaq Global Market, or Nasdaq, under the symbol “URGN.” On December 18, 2019, the last reported sale price of our ordinary shares was $33.82 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on Nasdaq or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                .

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $250,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

UroGen and RTGel are trademarks of ours that we use in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to our trademark and tradenames.

The terms “shekel,” “Israeli shekel” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar” or “$” refer to United States dollars, the lawful currency of the United States. All references to “shares” in this prospectus refer to ordinary shares of UroGen Pharma Ltd., par value NIS 0.01 per share.

Unless otherwise indicated, “UroGen Pharma,” “the Company,” “our company,” “we,” “us” and “our” refer to UroGen Pharma Ltd. and its wholly owned subsidiary, Urogen Pharma, Inc.

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We are a clinical stage biopharmaceutical company focused on developing novel therapies designed to change the standard of care for urological pathologies. We have an innovative and broad pipeline of product candidates that we believe can overcome the deficiencies of current treatment options for a variety of urological conditions with a focus on uro-oncology. Our lead product candidates, UGN-101 and UGN-102, are proprietary formulations of the chemotherapy drug Mitomycin C, a generic drug, which is currently used off-label for urothelial cancer treatment only in a water-based formulation as an adjuvant, or supplemental post-surgery, therapy. We are developing our product candidates as chemoablation agents, which means they are designed to remove tumors by non-surgical means, to treat several forms of non-muscle invasive urothelial cancer, including low-grade upper tract urothelial carcinoma and low-grade bladder cancer. We believe that UGN-101 and UGN-102, which are both local drug therapies, have the potential to significantly improve patients’ quality of life by replacing costly, sub-optimal and burdensome tumor resection and kidney removal surgeries as the first-line standard of care. UGN-101 and UGN-102 may also reduce the need for bladder and upper urinary tract surgeries, including removal of the upper urinary tract, which are major surgical procedures typically performed when local endoscopic tumor resection fails to control the disease progression. Additionally, we believe that our product candidates, which are based on novel formulations of previously approved drugs, may qualify for streamlined regulatory pathways to market approval.

Corporate Information

We were incorporated under the laws of the State of Israel in April 2004 under the name TheraCoat Ltd. In September 2015, we changed our name to UroGen Pharma Ltd. Our principal executive offices are located at 499 Park Avenue, New York, NY 10022 and our telephone number is +1 (646) 768-9780. Our website address is http://www.urogen.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our website address as an inactive textual reference only.

Urogen Pharma, Inc., our wholly owned subsidiary, was incorporated under the laws of the State of Delaware in October 2015 and is qualified to do business in New York and California.

The Securities We May Offer

We may offer shares of our ordinary shares, various series of debt securities and warrants to purchase any of such securities, up to a total aggregate offering price of $250,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount;

•	rates and times of payment of interest or dividends;

•	redemption, conversion, exchange or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights;

•

conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the estimated net proceeds to us.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

An investment in our securities involves risks. Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed under “Risk Factors” in any applicable prospectus supplement and in our filings with the SEC incorporated by reference in this prospectus, together with all of the other information contained in this prospectus and any applicable prospectus supplement or incorporated by reference in this prospectus. The risks and uncertainties described in any applicable prospectus supplement and in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in any applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected. In that case, the market value and/or trading price, as applicable, of our securities could decline, and you might lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto, filed with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Any statements in this prospectus, or incorporated herein by reference, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act these forward-looking statements include statements regarding:

•	statements regarding the timing, progress and results of current and future preclinical studies and clinical trials, and our research and development programs;

•	the clinical utility, potential advantages and timing or likelihood of regulatory filings and approvals our product candidates;

•	our plans regarding utilization of regulatory pathways that would allow for accelerated marketing approval in the United States;

•	our expectations regarding timing for application for and receipt of regulatory approval for any of our product candidates;

•	our ongoing and planned discovery and development of product candidates;

•	our expectations regarding future growth, including our ability to develop, and obtain regulatory approval for, new product candidates;

•	our ability to obtain and maintain adequate intellectual property rights and adequately protect and enforce such rights;

•

our ability to maintain any of our existing collaborations, enter into and successfully complete other collaborations, licensing arrangements, or in-license or acquire rights to other products, product candidates or technologies;

•	our plans to develop and commercialize our product candidates;

•	our estimates regarding the market opportunity for our product candidates;

•	our estimates regarding expenses, future revenues, capital requirements and the need for additional financing;

•	the impact of our research and development expenses as we continue developing product candidates;

•	our planned level of capital expenditures and the sufficiency of our capital resources;

•	our use of cash and other resources, including our expected use of the net proceeds from any offering under this prospectus; and

•	the impact of government laws and regulations.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” the negative of these words and words or similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to risks and uncertainties. The underlying information and expectations are likely to change over time. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in any applicable prospectus supplement, the documents incorporated by reference therein or any free writing prospectus that we authorized. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements contained in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed herein or incorporated by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement or free writing prospectus and in the documents incorporated by reference.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of securities under this prospectus for working capital and general corporate purposes, which may include costs associated with the commercialization of UGN-101, if approved, or any other approved product, continued clinical development of UGN-102, research and development for other pipeline programs, in addition to other capital expenditures and general and administrative expenses. We may also use a portion of the net proceeds to in-license, invest in or acquire businesses, assets or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the net proceeds from the sale of securities under this prospectus. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from the sale of securities under this prospectus as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DESCRIPTION OF SHARE CAPITAL

The following descriptions of our share capital and provisions of our amended and restated articles of association are summaries and do not purport to be complete. Our amended and restated articles of incorporation are filed with the SEC as an exhibit to our registration statement, of which this prospectus forms a part.

General

Our authorized share capital consists of 100,000,000 ordinary shares, par value NIS 0.01 per share.

Our ordinary shares are not redeemable and do not have any preemptive rights.

All ordinary shares have identical voting and other rights in all respects.

Registration Number and Purpose of the Company

Our registration number with the Israeli Registrar of Companies is 513537621. Our purpose as set forth in our amended and restated articles of association is to engage in any lawful activity.

Transfer of Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a meeting of shareholders have the power to elect all of our directors.

Under our amended and restated articles of association, our board of directors must consist of at least five and not more than nine directors. Our board of directors consists of eight directors.

Pursuant to our amended and restated articles of association, each of our directors is appointed by a simple majority vote of holders of our ordinary shares, participating and voting at an annual general meeting of our shareholders. Each director serves until the next annual general meeting following his or her election and his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal by a vote of the majority of the aggregate voting power of the Company at a general meeting of our shareholders or until his or her office expires by operation of law. In addition, our amended and restated articles of association allow our board of directors to appoint directors to fill vacancies on the board of directors, including filling empty board seats up to the maximum number of directors permitted under our articles of association, to serve until the next annual general meeting of shareholders. Our amended and restated articles of association do not have a retirement age requirement for our directors.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the Company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israeli Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If we do not meet such criteria, then we may distribute dividends only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our amended and restated articles of association as extraordinary meetings. Our board of directors may call extraordinary meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our board of directors is required to convene an extraordinary meeting upon the written request of (i) any two or more of our directors or one-quarter or more of the members of our board of directors, or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% of our outstanding voting power, or (b) 5% or more of our outstanding voting power.

Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Israeli Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

•	amendments to our articles of association;

•	appointment or termination of our auditors;

•	appointment of external directors (if applicable);

•	approval of certain related party transactions;

•	increases or reductions of our authorized share capital;

•	a merger; and

•

the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Israeli Companies Law requires that a notice of any annual general meeting or extraordinary meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Under the Israeli Companies Law, shareholders of a public company are not permitted to take action by way of written consent in lieu of a meeting.

Under Israeli Companies Law, whenever we cannot convene or conduct a general meeting in the manner prescribed under the law or our articles of association, the court may, upon our, shareholders’ or directors’ request, order that we convene and conduct a general meeting in the manner the court deems appropriate.

Voting Rights

Quorum Requirements

Pursuant to our amended and restated articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. Pursuant to our amended and restated articles of association, the quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or by other voting instrument in accordance with the Israeli Companies Law who hold or represent between them at least 33 1/3% of the total outstanding voting rights. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or to a later time or date if so specified in the notice of the meeting. At the reconvened meeting, any two or more shareholders present in person or by proxy shall constitute a lawful quorum.

Vote Requirements

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law or by our amended and restated articles of association.

We have adopted an amended and restated compensation policy regarding the terms of engagement of office holders, which our shareholders approved on June 3, 2019. The compensation policy is valid for a period of five years. Renewal or amendment of the compensation policy is subject to shareholder approval. Even if our shareholders do not approve the compensation policy, our board of directors may resolve to approve the compensation policy if and to the extent the board determines, in its judgment following internal discussions, that approval of the compensation policy is in the best interests of the Company.

Renewing or amending the compensation policy requires the recommendation to our board of directors by the compensation, nominating and corporate governance committee Thereafter our board of directors, after considering the recommendations of the compensation, nominating and corporate governance committee, need to approve the compensation policy, and will further need to be approved by our shareholders, which we refer to as a Special Majority Approval for Compensation. A Special Majority Approval for Compensation requires shareholder approval by a majority vote of the shares present and voting at a meeting of shareholders called for such purpose, provided that either: (i) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and do not have a personal interest in such compensation arrangement, excluding abstentions; or (ii) the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the compensation arrangement and who vote against the arrangement does not exceed 2% of the Company’s aggregate voting rights.

The Israeli Companies Law requires that an office holder promptly disclose to our board of directors any personal interest that he or she may be aware of and all related material information or documents concerning any existing or proposed transaction with the Company. An interested office holder’s disclosure must be made promptly and in any event no later than the first meeting of the board of directors at which the transaction is considered. A personal interest includes an interest of any person in an action or transaction of a company, including a personal interest of such person’s relative or of a corporate body in which such person or a relative of such person is a 5% or greater shareholder, director or chief executive officer or in which he or she has the right to appoint at least one director or the chief executive officer, but excluding a personal interest stemming from one’s ownership of shares in the Company.

A personal interest also includes the personal interest of a person for whom the office holder holds a voting proxy or the personal interest of the office holder with respect to his or her vote on behalf of a person for whom he or she holds a proxy even if such person has no personal interest in the matter. An office holder is not, however, required to disclose a personal interest if it derives solely from the personal interest of his or her relative in a transaction that is not considered an extraordinary transaction. Under the Israeli Companies Law, an “extraordinary transaction” is defined as any of the following:

•	a transaction other than in the ordinary course of business;

•	a transaction that is not on market terms; or

•	a transaction that may have a material impact on a company’s profitability, assets or liabilities.

If it is determined that an office holder has a personal interest in a transaction, which is not an extraordinary transaction, approval by the board of directors is required for the transaction, unless the Company’s articles of association provide for a different method of approval. Further, so long as an office holder has disclosed his or her personal interest in a transaction, the board of directors may approve an action by the office holder that would otherwise be deemed a breach of his or her duty of loyalty. However, a company may not approve a transaction or action that is not in the Company’s interest or that is not performed by the office holder in good faith.

An extraordinary transaction in which an office holder has a personal interest requires approval first by the Company’s audit committee and subsequently by the board of directors.

The compensation of, or an undertaking to indemnify or insure, an office holder who is not a director generally requires approval first by the Company’s compensation committee, then by the Company’s board of directors. If such compensation arrangement or an undertaking to indemnify or insure is inconsistent with the Company’s stated compensation policy, or if the office holder is the chief executive officer (apart from a number of specific exceptions), then such arrangement is further subject to a Special Majority Approval for Compensation. If the shareholders of a company do not approve the compensation terms of office holders at a meeting of the shareholders, other than directors, the compensation committee and board of directors may override the shareholders’ decision, subject to certain conditions. Arrangements regarding the compensation, indemnification or insurance of a director require the approval of the compensation committee, board of directors and shareholders by simple majority, in that order, and under certain circumstances, a Special Majority Approval for Compensation.

Generally, a person who has a personal interest in a matter which is considered at a meeting of the board of directors or the audit committee may not be present at such a meeting or vote on that matter unless the chairman of the audit committee or board of directors (as applicable) determines that he or she should be present in order to present the transaction that is subject to approval. If a majority of the members of the audit committee or the board of directors (as applicable) has a personal interest in the approval of a transaction, then all directors may participate in discussions of the audit committee or the board of directors (as applicable) on such transaction and the voting on approval thereof, but shareholder approval is also required for such transaction.

Under our amended and restated articles of association, (i) the removal of a director from office requires the adoption of a resolution at a general meeting of shareholders by a majority of the aggregate voting rights of the Company, and (ii) the alteration of the rights, privileges, preferences or obligations of any class of our shares requires a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting.

Further exceptions to the simple majority vote requirement are a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the Company pursuant to Section 350 of the Israeli Companies Law, that governs the settlement of debts and reorganization of a company, which requires the approval of holders of 75% of the voting rights represented at the meeting and voting on the resolution.

We do not have any controlling shareholder. Under the Israeli Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder, and (ii) the terms of employment or other engagement of the controlling shareholder of the Company or such controlling shareholder’s relative (even if such terms are not extraordinary) requires the approval of the audit committee, the board of directors and the shareholders of the Company, in that order, is required for (i) extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, (ii) the engagement with a controlling shareholder or his or her relative, directly or indirectly, for the provision of services to the Company, (iii) the terms of engagement and compensation of a controlling shareholder or his or her relative who is not an office holder or (iv) the employment of a controlling shareholder or his or her relative by the Company, other than as an office holder. In addition, the shareholder approval requires one of the following, which we refer to as a Special Majority:

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at least a majority of the shares held by all shareholders who do not have a personal interest in the transaction and who are present and voting at the meeting approves the transaction, excluding abstentions; or

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the shares voted against the transaction by shareholders who have no personal interest in the transaction and who are present and voting at the meeting do not exceed 2% of the aggregate voting rights in the Company.

To the extent that any such transaction with a controlling shareholder is for a period extending beyond three years and under certain conditions, five years from a company’s initial public offering, approval is required at the end of such period unless, with respect to certain transactions, the audit committee determines that the duration of the transaction is reasonable given the circumstances related thereto.

Arrangements regarding the compensation, indemnification or insurance of a controlling shareholder in his or her capacity as an office holder require the approval of the compensation committee, board of directors and shareholders by a Special Majority.

Pursuant to regulations promulgated under the Israeli Companies Law, certain transactions with a controlling shareholder or his or her relative, or with directors or other office holders, that would otherwise require approval of a company’s shareholders may be exempt from shareholder approval under certain conditions

Access to Corporate Records

Under the Israeli Companies Law, shareholders are provided access to: minutes of our general meetings; our shareholders register and principal shareholders register, articles of association and annual audited financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Israeli Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Israeli Companies Law and our amended and restated articles of association, the rights attached to any class of shares, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended and restated articles of association.

Registration Rights

We have entered into the Registration Rights Agreement with certain of our shareholders dated September 2014. As of November 30, 2019, holders of approximately 3.6 million of our ordinary shares have the right to require us to register these shares under the Securities Act under specified circumstances and have incidental registration rights as described below. After registration pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act.

Demand Registration Rights

If at any time we receive a request from holders of at least 30% of the registrable securities then outstanding that we file a Form S-1 registration statement with respect to registrable securities then outstanding having an anticipated aggregate offering price of at least $5.0 million, then we shall (a) within 10 days after the date such request is given, give demand notice to all holders other than the initiating holders; and (b) as soon as practicable, and in any event within 60 days after the date such request is given by the initiating holders, file a Form S-1 registration statement under the Securities Act covering all registrable securities that the initiating holders requested to be registered and any additional registrable securities requested to be included in such registration by any other holders, as specified by notice given by each such holder to us within 20 days of the date the demand notice is given.

We will not be obligated to file a registration statement at such time if in the good faith judgment of our board of directors, such registration would be materially detrimental to us and our shareholders, because such action would (a) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving us; (b) require premature disclosure of material information that we have a bona fide business purpose for preserving as confidential; or (c) render us unable to comply with requirements under the Securities Act or Exchange Act. In such event we may defer the requested filing for a period of not more than 60 days. We may not invoke this right more than once in any 12-month period and, during such 60 day period, we shall not register any securities for our own account or that of any other shareholder other than in an “Excluded Registration”: (i) a registration relating to the sale of securities to our or a subsidiary’s employees pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the registrable securities; or (iv) a registration in which the only ordinary shares being registered are ordinary shares issuable upon conversion of debt securities that are also being registered.

In addition we shall not be obligated to effect, or to take any action to effect, any demand registration (a) during the period that is 60 days before our good faith estimate of the date of filing of, and ending on a date that is 180 days after the effective date of, a Company-initiated registration, provided that we are actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (b) after we have effected two demand registrations; or (c) if the initiating holders propose to dispose of shares of registrable securities that may be immediately registered on Form S-3.

Form S-3 Registration Rights

If at any time when we are eligible to use a Form S-3 registration statement, we receive a request from holders of the registrable securities then outstanding that we file a Form S-3 registration statement with respect to outstanding registrable securities of such holders having an anticipated aggregate offering price of at least $3.0 million, then we shall (a) within 10 days after the date such request is given, give a demand notice to all holders other than the initiating holders; and (b) as soon as practicable, and in any event within 45 days after the date such request is given by the initiating holders, file a Form S-3 registration statement under the Securities Act covering all registrable securities requested to be included in such registration by any other holders, as specified by notice given by each such holder to us within 20 days of the date the demand notice is given.

We shall not be obligated to effect, or to take any action to effect, any Form S-3 registration (a) during the period that is 30 days before our good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, our initiated registration, provided that we are actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (b) if we have effected two Form S-3 demand registrations within the 12-month period immediately preceding the date of such request. A Form S-3 registration shall not be counted as “effected” until such time as the applicable registration statement has been declared effective by the SEC, unless the initiating holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement, in which case such withdrawn registration statement shall be counted as “effected.”

Piggyback Registration Rights

In addition, if we propose to register (including, for this purpose, a registration effected by us for shareholders other than the holders) any of our securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), we shall, at such time, promptly give each holder notice of such registration. Upon the request of each holder given within 20 days after such notice is given by us, we shall, subject to underwriter requirements, cause to be registered all of the registrable securities that each such holder has requested to be included in such registration. We shall have the right to terminate or withdraw any registration initiated by us before the effectiveness of such registration, whether or not any holder has elected to include registrable securities in such registration. The expenses of such withdrawn registration shall be borne by us. Any piggyback registration rights with respect to this offering have been waived.

Other Provisions

We will pay all registration expenses (other than underwriting discounts and selling commissions) and the reasonable fees and expenses of a single counsel for the selling shareholders, related to any demand or piggyback registration. The demand, Form S-3 and piggyback registration rights described above will expire with respect to each holder of registrable securities upon such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such holder’s shares without limitation during a three-month period without registration.

Termination of Registration Rights

No holder shall be entitled to exercise any registration rights after, and all such rights shall terminate upon the earlier to occur of (a) (i) any dissolution or liquidation of us; (ii) the proper commencement, by or against us, of any bankruptcy or insolvency proceeding under any bankruptcy or insolvency or similar law, whether voluntary or involuntary and (iii) the appointment of a receiver or liquidator to all or substantially all of our assets, and (b) the fifth anniversary of the completion of our initial public offering.

In addition, the registration rights shall terminate as to any shares of registrable securities when such shares have been (i) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, or (ii) publicly sold pursuant to Rule 144.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Israeli Companies Law to make a tender offer to all of the Company’s shareholders for the purchase of all of the issued and outstanding shares of the Company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the Company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the Company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (i) the shareholders who did not respond to or accept the tender offer hold at least 5% of the issued and outstanding share capital of the Company or of the applicable class or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (ii) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the Company (or of the applicable class), the acquirer may not acquire shares from shareholders who accepted the tender offer that will increase its holdings to more than 90% of the Company’s issued and outstanding share capital or of the applicable class.

Special Tender Offer

The Israeli Companies Law provides that, subject to certain exceptions, an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the Company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the Company. Similarly, the Israeli Companies Law provides that, subject to certain exceptions, an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the Company, if there is no other shareholder of the Company who holds more than 45% of the voting rights in the Company.

A special tender offer must be extended to all shareholders of a company. A special tender offer may be consummated only if (i) the offeror acquired shares representing at least 5% of the voting power in the Company and (ii) the number of shares tendered by shareholders who accept the offer exceeds the number of shares held by shareholders who object to the offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the Company or any person having a personal interest in the acceptance of the tender offer or any of their relatives or any entity controlled by them). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer. Shares purchased in contradiction to the tender offer rules under the Israeli Companies Law, will have no rights and will become dormant shares.

Merger

The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, by a majority vote of each party’s shareholders. In the case of the target company, approval of the merger further requires a majority vote of each class of its shares.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the meeting of shareholders that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders.

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the respective values assigned to each of the parties to the merger and the consideration offered to the shareholders of the target company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger is filed with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-Takeover Measures under Israeli Law

The Israeli Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. As of the date of this prospectus, no preferred shares will be authorized under our amended and restated articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares and voting at a general meeting. The convening of the meeting, the shareholders entitled to participate, and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israeli Companies Law as described above in “—Voting Rights.”

Borrowing Powers

Pursuant to the Israeli Companies Law and our amended and restated articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our amended and restated articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Israeli Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021. Its telephone number is +1 (201) 680-4503.

Listing

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “URGN.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or the DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase ordinary shares or debt securities and may be issued in one or more series. Warrants may be offered and issued independently or in combination with ordinary shares or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that contains the terms of the particular series of warrants we are offering, as well as any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

In the applicable prospectus supplement, we will describe the terms of the series of warrants being offered, including, to the extent applicable:

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased on such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material or special Israeli and U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable on such exercise, including:

•	in the case of warrants to purchase ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as described in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the expiration date that we list in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable on such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

A global security may be terminated in certain situations as described below under “—Special Situations When a Global Security Will Be Terminated,” or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the DTC, New York, New York, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that the DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	other than on Nasdaq or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment. We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this registration statement, some of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Hamburger Evron & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Urogen Pharma, Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of the offerings under this prospectus or any purchase or sale of securities in connection with any such offerings. Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

•

the judgment was obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment was given and the rules of private international law currently prevailing in Israel;

•	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Under existing Israeli law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the rate of exchange in force on the date of the payment. Current Israeli exchange control regulations also permit a judgment debtor to make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the securities offered by this prospectus and certain other matters of Israeli law will be passed upon for us by Hamburger Evron & Co., Tel Aviv, Israel. As of the date of this prospectus, Hamburger Evron & Co. beneficially owns an aggregate of 39,011 of our ordinary shares. Certain matters of U.S. law will be passed upon for us by Cooley LLP, New York, NY.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including UroGen Pharma. The address of the SEC website is www.sec.gov.

We maintain a website at www.urogen.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and the information that we file later with the SEC will automatically update and, where applicable, supersede the information already incorporated by reference. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019;

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2019 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 9, 2019, August 9, 2019 and November 12, 2019, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January  4, 2019, January  9, 2019, January 22, 2019, January  25, 2019, May 28, 2019, June 7, 2019, September 24, 2019, November  8, 2019 and November 12, 2019, to the extent the information in such reports is filed and not furnished; and

•

the description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on May 1, 2017, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus but prior to the termination of all offerings covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents, either in writing to UroGen Pharma Ltd., Attn: Chief Financial Officer, 499 Park Avenue, New York, NY 10022 or by telephone at +1 (646) 768-9780.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 20, 2019

PROSPECTUS

Up to $100,000,000

Ordinary Shares

We have entered into a certain sales agreement, or the sales agreement, with Cowen and Company, LLC, or Cowen, relating to our ordinary shares offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell ordinary shares having an aggregate offering price of up to $100,000,000 from time to time through Cowen acting as our agent.

Our ordinary shares are listed on The Nasdaq Global Market, or Nasdaq, under the symbol “URGN.” On December 18, 2019, the last reported sale price of our ordinary shares was $33.82 per share.

Sales of our ordinary shares, if any, under this prospectus may be made in sales deemed to be an “at-the-market” equity offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cowen is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Cowen for sales of ordinary shares sold pursuant to the sales agreement will be an amount equal to 3% of the gross proceeds of any ordinary shares sold under the sales agreement. See “Plan of Distribution” for additional information regarding compensation to be paid to Cowen. In connection with the sale of the ordinary shares on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-3 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cowen

The date of this prospectus is                .

Prospectus

S-i

ABOUT THIS PROSPECTUS

This prospectus relates to part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $250,000,000. The $100,000,000 of ordinary shares that may be offered, issued and sold under this prospectus is included in the $250,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement. In connection with such offers and when accompanied by the base prospectus included in the registration statement of which this prospectus forms a part, this prospectus will be deemed a prospectus supplement to such base prospectus.

This prospectus relates to the offering of our ordinary shares. Before buying any of the ordinary shares that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the terms of this offering of ordinary shares and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus) the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus, the documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Unless the context otherwise requires, the terms “UroGen,” “the Company,” “we,” “us” and “our” in this prospectus refer to UroGen Pharma Ltd. and our wholly owned subsidiary, Urogen Pharma, Inc.

S-ii

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our ordinary shares. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus on page S-3 and in the documents incorporated by reference into this prospectus.

Company Overview

We are a clinical stage biopharmaceutical company focused on developing novel therapies designed to change the standard of care for urological pathologies. We have an innovative and broad pipeline of product candidates that we believe can overcome the deficiencies of current treatment options for a variety of urological conditions with a focus on uro-oncology. Our lead product candidates, UGN-101 and UGN-102, are proprietary formulations of the chemotherapy drug Mitomycin C, a generic drug, which is currently used off-label for urothelial cancer treatment only in a water-based formulation as an adjuvant, or supplemental post-surgery, therapy. We are developing our product candidates as chemoablation agents, which means they are designed to remove tumors by non-surgical means, to treat several forms of non-muscle invasive urothelial cancer, including low-grade upper tract urothelial carcinoma and low-grade bladder cancer. We believe that UGN-101 and UGN-102, which are both local drug therapies, have the potential to significantly improve patients’ quality of life by replacing costly, sub-optimal and burdensome tumor resection and kidney removal surgeries as the first-line standard of care. UGN-101 and UGN-102 may also reduce the need for bladder and upper urinary tract surgeries, including removal of the upper urinary tract, which are major surgical procedures typically performed when local endoscopic tumor resection fails to control the disease progression. Additionally, we believe that our product candidates, which are based on novel formulations of previously approved drugs, may qualify for streamlined regulatory pathways to market approval.

Corporate Information

We were incorporated under the laws of the State of Israel in April 2004 under the name TheraCoat Ltd. In September 2015, we changed our name to UroGen Pharma Ltd. Our principal executive offices are located at 499 Park Avenue, New York, NY 10022 and our telephone number is +1 (646) 768-9780. Our website address is http://www.urogen.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our website address as an inactive textual reference only.

Urogen Pharma, Inc., our wholly owned subsidiary, was incorporated under the laws of the State of Delaware in October 2015 and is qualified to do business in New York and California.

The Offering

Ordinary shares offered by us	Ordinary shares having an aggregate offering price of up to $100,000,000.

Ordinary shares to be outstanding after this offering	Up to 23,901,080 shares (as more fully described in the notes following this table), assuming sales of 2,956,830 ordinary shares in this offering at an offering price of $33.82 per share, which was the last reported sale price of our ordinary shares on Nasdaq on December 18, 2019. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At-the-market” offering that may be made from time to time through our sales agent, Cowen and Company, LLC. See “Plan of Distribution” on page S-8.

Use of proceeds	We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include costs associated with the commercialization of UGN-101, if approved, or any other approved product, continued clinical development of UGN-102, research and development for other pipeline programs, in addition to other capital expenditures and general and administrative expenses. See “Use of Proceeds” on page S-6 of this prospectus.

Risk factors	Investing in our ordinary shares involves significant risks. See “Risk Factors” on page S-3 of this prospectus, and under similar headings in other documents incorporated by reference into this prospectus.

Nasdaq Global Market symbol	“URGN”.

The number of ordinary shares to be outstanding after this offering is based on 20,944,250 ordinary shares outstanding as of September 30, 2019, and excludes, as of such date:

•	2,975,637 of our ordinary shares issuable upon the exercise of outstanding stock options, at a weighted-average exercise price of $32.43 per share;

•	510,555 ordinary shares reserved for issuance upon the vesting of outstanding restricted stock units;

•	602,733 of our ordinary shares reserved for future issuance under our 2017 Equity Incentive Plan;

•	821,600 of our ordinary shares reserved for future issuance under our 2019 Inducement Plan; and

•	278,400 ordinary shares reserved for issuance upon the achievement of certain milestones under the UGN-201 asset purchase agreement with Telormedix SA.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Additional Risks Related to This Offering

You may experience dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our ordinary shares outstanding prior to this offering. Assuming that an aggregate of 2,956,830 ordinary shares are sold at a price of $33.82 per share, the last reported sale price of our ordinary shares on Nasdaq on December 18, 2019, for aggregate gross proceeds of approximately $100.0 million, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $20.95 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2019 after giving effect to this offering and the assumed offering price. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, to the extent we need to raise additional capital in the future and we issue additional ordinary shares or securities convertible or exchangeable for our ordinary shares, our then existing shareholders may experience dilution and the new securities may have rights senior to those of our ordinary shares offered in this offering.

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include costs associated with the commercialization of UGN-101, if approved, or any other approved product, continued clinical development of UGN-102, research and development for other pipeline programs, in addition to other capital expenditures, and general and administrative expenses. We may also use a portion of the net proceeds to in-license, invest in or acquire businesses, assets or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Pending the use of net proceeds, we intend to invest the net proceeds in investment-grade, interest bearing instruments. Our management has broad discretion as to the use of these proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our ordinary shares.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Cowen and Company, LLC, or Cowen, at any time throughout the term of the sales agreement. The number of shares that are sold by Cowen after delivering a placement notice will fluctuate based on the market price of the ordinary shares during the sales period and limits we set with Cowen. Because the price per ordinary share sold will fluctuate based on the market price of our ordinary shares during the sales period, it is not possible at this stage to predict the number of ordinary shares that will be ultimately issued.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto, filed with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Any statements in this prospectus, or incorporated herein by reference, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act these forward-looking statements include statements regarding:

•	statements regarding the timing, progress and results of current and future preclinical studies and clinical trials, and our research and development programs;

•	the clinical utility, potential advantages and timing or likelihood of regulatory filings and approvals our product candidates;

•	our plans regarding utilization of regulatory pathways that would allow for accelerated marketing approval in the United States;

•	our expectations regarding timing for application for and receipt of regulatory approval for any of our product candidates;

•	our ongoing and planned discovery and development of product candidates;

•	our expectations regarding future growth, including our ability to develop, and obtain regulatory approval for, new product candidates;

•	our ability to obtain and maintain adequate intellectual property rights and adequately protect and enforce such rights;

•

our ability to maintain any of our existing collaborations, enter into and successfully complete other collaborations, licensing arrangements, or in-license or acquire rights to other products, product candidates or technologies;

•	our plans to develop, manufacture, commercialize and distribute our product candidates;

•	our estimates regarding the market opportunity for our product candidates;

•	our estimates regarding expenses, future revenues, capital requirements and the need for additional financing;

•	the impact of our research and development expenses as we continue developing product candidates;

•	our planned level of capital expenditures and the sufficiency of our capital resources;

•	our use of cash and other resources, including our expected use of the net proceeds from this offering; and

•	the impact of government laws and regulations.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” the negative of these words and words or similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to risks and uncertainties. The underlying information and expectations are likely to change over time. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in any applicable prospectus supplement, the documents incorporated by reference therein or any free writing prospectus that we authorized. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements contained in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed herein or incorporated by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement or free writing prospectus and in the documents incorporated by reference.

USE OF PROCEEDS

We may issue and sell ordinary shares having aggregate sales proceeds of up to $100.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Cowen as a source of financing.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include costs associated with the commercialization of UGN-101, if approved, or any other approved product, continued clinical development of UGN-102, research and development for other pipeline programs, in addition to other capital expenditures and general and administrative expenses. We may also use a portion of the net proceeds to in-license, invest in or acquire businesses, assets or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DILUTION

Our net tangible book value as of September 30, 2019 was $210.9 million, or $10.07 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of ordinary shares outstanding as of September 30, 2019. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of ordinary shares in this offering and the net tangible book value per share of our ordinary shares immediately after this offering.

After giving effect to the sale of 2,956,830 ordinary shares in this offering at an assumed offering price of $33.82 per share, the last reported sale price of our ordinary shares on Nasdaq on December 18, 2019, and after deducting estimated offering commissions and offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2019 would have been $307.7 million, or $12.87 per share. This represents an immediate increase in net tangible book value of $2.80 per share to existing shareholders and immediate dilution of $20.95 per share to investors purchasing our ordinary shares in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$33.82
Net tangible book value per share of as September 30, 2019	$10.07
Increase in net tangible book value per share attributable to this offering	$2.80
As adjusted net tangible book value per share as of September 30, 2019, after giving effect to this offering		$12.87
Dilution per share to investors purchasing our ordinary shares in this offering		$20.95

The above discussion and table are based on 20,944,250 ordinary shares outstanding as of September 30, 2019, and exclude, as of such date:

•	2,975,637 of our ordinary shares issuable upon the exercise of outstanding stock options, at a weighted-average exercise price of $32.43 per share;

•	510,555 ordinary shares reserved for issuance upon the vesting of outstanding restricted stock units;

•	602,733 of our ordinary shares reserved for future issuance under our 2017 Equity Incentive Plan;

•	821,600 of our ordinary shares reserved for future issuance under our 2019 Inducement Plan; and

•	278,400 ordinary shares reserved for issuance upon the achievement of certain milestones under the UGN-201 asset purchase agreement with Telormedix SA.

The table above assumes for illustrative purposes that an aggregate of 2,956,830 ordinary shares are sold during the term of the sales agreement with Cowen at a price of $33.82 per share, the last reported sale price of our ordinary shares on Nasdaq on December 18, 2019, for aggregate gross proceeds of approximately $100.0 million. The shares subject to the sales agreement with Cowen are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $33.82 per share shown in the table above, assuming all of our ordinary shares in the aggregate amount of approximately $100.0 million during the term of the sales agreement with Cowen is sold at that price, would result in adjusted net tangible book value per share after the offering of $12.92 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $21.90 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $33.82 per share shown in the table above, assuming all of our ordinary shares in the aggregate amount of approximately $100.0 million during the term of the sales agreement with Cowen is sold at that price, would result in adjusted net tangible book value per share after the offering of $12.83 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $19.99 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and assumes no exercise of the options outstanding as of September 30, 2019.

To the extent that options outstanding as of September 30, 2019 have been or may be exercised or other shares issued, investors purchasing our ordinary shares in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cowen, under which we may issue and sell from time to time up to $100,000,000 of our ordinary shares through Cowen as our sales agent. Sales of our ordinary shares, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq or any other trading market for our ordinary shares. If authorized by us in writing, Cowen may purchase shares of our ordinary shares as principal.

Cowen will offer our ordinary shares subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of ordinary shares to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the ordinary shares requested to be sold by us. We may instruct Cowen not to sell ordinary shares if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our ordinary shares being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Cowen as sales agent equals 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Cowen for its actual outside legal expenses incurred by Cowen in connection with this offering, and for certain other expenses, including Cowen’s FINRA counsel fees, in an aggregate amount of up to $50,000. In accordance with FINRA Rule 5110, these reimbursed expenses are deemed sales compensation in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $225,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such ordinary shares.

Cowen will provide written confirmation to us following the close of trading on Nasdaq on each day in which ordinary shares are sold through it as sales agent under the sales agreement. Each confirmation will include the number of ordinary shares sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of ordinary shares sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of ordinary shares.

Settlement for sales of ordinary shares will occur, unless the parties agree otherwise or otherwise required by law, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our ordinary shares on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilize our ordinary shares.

Our ordinary shares are listed on Nasdaq and trade under the symbol “URGN.” The transfer agent of our ordinary shares is Computershare Trust Company, N.A.

Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

TAXATION

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our ordinary shares. You should consult your own tax advisor concerning the tax consequences in your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Israeli Tax Considerations and Government Programs

The following is a brief summary of the material Israeli tax laws applicable to us. This section also contains a discussion of material Israeli tax consequences concerning the ownership and disposition of our ordinary shares purchased by investors in this offering. This summary does not discuss certain tax benefits, including under the Law for Encouragement of Capital Investments, 5719-1959, to which we may become eligible in the future if we establish a manufacturing facility for our products in Israel. This summary also does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. Because parts of this discussion are based on new tax legislation that has not yet been subject to judicial or administrative interpretation, the appropriate tax authorities or the courts may not accept the views expressed in this discussion. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.

General Corporate Tax Structure in Israel

As of 2018, Israeli companies are generally subject to corporate tax at the rate of 23% of a company’s taxable income (reduced from 24% in 2017). In addition, capital gains realized by Israeli companies are subject to tax at the regular corporate tax rate.

Taxation of our Shareholders

Capital gains taxes applicable to non-Israeli resident shareholders. As of 2018, capital gain is generally subject to tax at the corporate tax rate of 23% (reduced from 24% in 2017) if generated by a company, or at the rate of 25% if generated by an individual, or 30% in the case of sale of shares by a substantial shareholder at the time of sale or at any time during the preceding 12-month period. A person is considered to be a substantial shareholder if it holds, directly or indirectly, alone or together with another affiliated party, 10% or more of a company’s means of control, which include, among other things, voting rights, the right to receive profits of the company, the right to receive proceeds upon liquidation and the right to appoint a director.

Notwithstanding the foregoing, a non-Israeli resident who derives capital gains from the sale of our shares that were purchased after the shares were listed for trading on the NASDAQ is exempt from Israeli tax on such capital gains so long as they were not attributable to a permanent establishment that the non-resident maintains in Israel. In the case of a shareholder that is a corporation, in order for it to qualify as a non-Israeli resident for these purposes, it must be incorporated in, as well as managed and controlled from, a jurisdiction other than the State of Israel, and persons who are Israeli residents may not either: (i) have a controlling interest (directly or indirectly, alone or together with another, or together with another Israeli resident) exceeding 25% in one or more of the means of control in such corporation or (ii) be the beneficiaries of, or entitled to, 25% or more of the revenues or profits of such corporation, whether directly or indirectly. Such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

Additionally, a sale of shares by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty.

Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. In transactions involving a sale of all of the shares of an Israeli resident company, such as a merger or other transaction, the Israel Tax Authority may, among other things, require from shareholders who are not liable for Israeli tax the execution of a declaration in the form specified by that authority or a specific exemption from the Israeli Tax Authority to confirm their status as non-Israeli residents may be required to be presented, and, in the absence of such declaration or exemption, may require the purchaser of the shares to withhold taxes.

In addition, with respect to mergers involving an exchange of shares, Israeli tax law allows for tax deferral in certain circumstances, but makes the deferral contingent on the fulfillment of a number of conditions, including, in some cases, a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are subject to certain restrictions. Moreover, with respect to certain share swap transactions in which the sellers receive shares in the acquiring entity that are publicly traded on a stock exchange, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of such shares has occurred.

Taxation of non-Israeli shareholders on receipt of dividends. Non-Israeli residents are generally subject to Israeli withholding tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, unless relief is provided in a treaty between Israel and the shareholder’s country of residence (subject to the receipt of a valid certificate from the Israel Tax Authority, allowing for such reduced withholding tax rate). With respect to a person who is considered a substantial shareholder at the time of receiving the dividend or at any time during the preceding 12 months, subject to the terms of an applicable tax treaty, the applicable withholding tax rate is 30%.

Under the Convention between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, or the U.S.-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. resident (for the purposes of the U.S.-Israel Tax Treaty) is 25%. However, with regard to dividends paid to a U.S. resident corporation which held 10% or more of our outstanding voting rights throughout the taxable year in which the dividend was distributed and which maintained its shareholdings at or above such threshold during the entire previous taxable year, the maximum rate of withholding tax is generally 12.5%, provided that no more than 25% of our gross income for such preceding year consists of certain types of dividends and interest.

U.S. residents who are subject to Israeli withholding tax on a dividend may be entitled to a credit or deduction for U.S. federal income tax purposes in the amount of the taxes withheld, subject to detailed limitations under U.S. laws applicable to foreign tax credits.

Excess Tax. Individuals who are subject to tax in Israel, whether an Israeli resident or a non-Israeli resident, are also subject to an additional tax on annual income exceeding NIS 640,000 in 2017 and thereafter (linked to the Israeli consumer price index) at a rate of 3%, including, but not limited to, dividends, interest and capital gain, subject to the provisions of an applicable tax treaty.

Material U.S. Federal Income Tax Consequences to U.S. Holders

The following discussion describes the material U.S. federal income tax consequences to U.S. Holders (as defined below) under present law of an investment in our ordinary shares sold pursuant to this offering. The effects of any applicable state or local laws, or other U.S. federal tax laws such as estate and gift tax laws are not discussed. This summary applies only to investors who hold the ordinary shares as capital assets (generally, property held for investment) and who have the U.S. dollar as their functional currency. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, and the U.S.-Israel Tax Treaty, all as in effect as of the date of this offering. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The following discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances or to holders subject to particular rules, including:

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•

persons holding our ordinary shares as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment for U.S. federal income tax purposes;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts and regulated investment companies;

•	brokers, dealers, and traders in securities, commodities or currencies;

•	partnerships, S corporations, and other entities or arrangements treated as partnerships for U.S. federal income tax purposes;

•	tax-exempt organizations and governmental organizations;

•	persons that own, directly, indirectly or constructively 10% or more of our stock;

•	persons that hold their shares through a permanent establishment or fixed base outside the United States; and

•	persons deemed to sell our ordinary shares under the constructive sale provisions of the Code.

U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE U.S. STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

If you are a partner in a partnership (or other entity taxable as a partnership for U.S. federal income tax purposes) that holds our ordinary shares, your tax treatment generally will depend on your status and the activities of the partnership. Partnerships holding our ordinary shares and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences applicable to them.

As indicated below, this entire discussion is subject to the discussion of the U.S. federal income tax rules applicable to a “passive foreign investment company,” or a PFIC.

Passive Foreign Investment Company Considerations

If we are classified as a PFIC in any taxable year, a U.S. Holder will be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

We must determine our PFIC status annually based on tests (described below) which are factual in nature, and our status will depend on our income, assets and activities each year. In addition, our status as a PFIC may depend on how quickly we use the cash proceeds from this offering in our business. We believe that we were classified as a PFIC for the taxable year ended December 31, 2018, and based upon the expected nature and composition of our income and assets, we anticipate that we will be classified as a PFIC for the taxable year ending December 31, 2019. We cannot provide any assurances regarding our PFIC status for the current or future taxable years, and our U.S. tax counsel has not provided any opinion regarding our PFIC status.

A non-U.S. corporation is classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of subsidiaries, either (i) at least 75% of its gross income is “passive income” or (ii) at least 50% of the average quarterly value of its total gross assets (which, assuming we are not a CFC for the year being tested, would be measured by fair market value of the assets, and for which purpose the total value of our assets may be determined in part by the market value of our ordinary shares, which is subject to change) is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and generally includes amounts derived by reason of the temporary investment of funds raised in offerings of our ordinary shares. However, rents and royalties received from unrelated parties in connection with the active conduct of a trade or business are not considered passive income for purposes of the PFIC test. If a non-U.S. corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income. If we are classified as a PFIC in any year with respect to which a U.S. Holder owns our ordinary shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns our ordinary shares, regardless of whether we continue to meet the tests described above unless the holder makes one of the PFIC elections described below with respect to our ordinary shares.

U.S. Holders should consult with their tax advisors regarding the availability and consequences of any PFIC elections.

If we are a PFIC, and you are a U.S. Holder, then unless you make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of aggregate distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for our ordinary shares) and (b) any gain realized on the sale or other disposition of the ordinary shares. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over your holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. Holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed under “Taxation of Dividends and Other Distributions on Our Ordinary Shares.”

Certain elections exist that may alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment of our ordinary shares. If a U.S. Holder makes a mark-to-market election, then in lieu of being subject to the tax and interest charge rules disclosed above, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the ordinary shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). The mark-to-market election is available only if we are a PFIC and our ordinary shares are “regularly traded” on a “qualified exchange.” Our ordinary shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principal purposes the meeting of the trading requirement are disregarded). The NASDAQ Global Market is a qualified exchange for this purpose and, consequently, if the ordinary shares are regularly traded, the mark-to-market election will be available to a U.S. Holder.

If we are determined to be a PFIC (and if a QEF Election discussed below is not made), the general tax treatment for U.S. Holders described in this section will apply to indirect distributions and gains deemed to be realized by U.S. Holders in respect of any of our subsidiaries that also may be determined to be PFICs. A mark-to-market election cannot be made with respect to the stock of any of our subsidiaries.

If we are a PFIC, we expect to provide investors, by annually posting a “PFIC Annual Information Statement” on our website, with the information required to allow investors to make a qualified electing fund election, or a “QEF Election,” for United States federal income tax purposes. A U.S. Holder can make a QEF Election, if we provide the necessary information, to treat us and each lower-tier PFIC as a qualified electing fund in the first taxable year we (and our relevant subsidiaries) are treated as a PFIC with respect to the U.S. Holder. If such election is made or remains in place while we and any lower-tier PFIC subsidiaries are PFICs, we and our subsidiaries will not be treated as PFICs with respect to such U.S. Holder. In order to make a QEF Election for us and for each of our subsidiaries that is a PFIC, a U.S. Holder must attach a separate properly completed IRS Form 8621 for each such PFIC to the U.S. Holder’s timely filed U.S. federal income tax return.

If a U.S. Holder makes a QEF Election with respect to a PFIC, in lieu of the tax consequences described above, the U.S. Holder will be subject to current taxation on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC. If a U.S. Holder makes a QEF Election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF Election would not be taxable to the holder. A U.S. Holder will increase its tax basis in its ordinary shares by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed on the ordinary shares that is not included in the holder’s income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of ordinary shares in an amount equal to the difference between the amount realized and the holder’s adjusted tax basis in the ordinary shares. U.S. Holders should note that if they make QEF Elections with respect to us and lower-tier PFICs, they may be required to pay U.S. federal income tax with respect to their ordinary shares for any taxable year significantly in excess of any cash distributions (which are expected to be zero) received on the ordinary shares for such taxable year. U.S. Holders should consult their tax advisors regarding making QEF Elections in their particular circumstances. If a U.S. Holder does not make and maintain a QEF election for the U.S. Holder’s entire holding period for our ordinary shares by making the election for the first year in which the U.S. Holder owns our ordinary shares pursuant to this offering, the U.S. Holder will be subject to the adverse PFIC rules discussed above unless the U.S. Holder can properly make a “purging election” with respect to our ordinary shares in connection with the U.S. Holder’s QEF Election. A purging election may require the U.S. Holder to recognize taxable gain on the U.S. Holder’s shares. No purging election is necessary for a U.S. Holder that timely makes a QEF election for the first year in which the U.S. Holder acquired our ordinary shares. If a U.S. Holder does not make and maintain a QEF election for the U.S. Holder’s entire holding period for our ordinary shares by making the election for the first year in which the U.S. Holder owns our ordinary shares pursuant to this offering, the U.S. Holder will be subject to the adverse PFIC rules discussed above unless the U.S. Holder can properly make a “purging election” with respect to our ordinary shares in connection with the U.S. Holder’s QEF Election. A purging election may require the U.S. Holder to recognize taxable gain on the U.S. Holder’s shares. No purging election is necessary for a U.S. Holder that timely makes a QEF election for the first year in which the U.S. Holder acquired our ordinary shares.

Each U.S. Holder that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax. U.S. Holders should consult their tax advisors regarding whether we are a PFIC and the potential application of the PFIC rules.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the discussion under “—Passive Foreign Investment Company Considerations,” above, the gross amount of any distribution to you with respect to our ordinary shares will be included in your gross income as dividend income when actually or constructively received to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent the amount of the distribution exceeds our current and accumulated earnings and profits, it will be treated first as a return of your tax basis in our ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. While we currently calculate our earnings and profits under U.S. federal income tax principles, we cannot give any assurances that we will continue to do so in the future. If we do not calculate our earnings and profits under U.S. federal income tax purposes, a U.S. Holder should expect that the entire amount of any distribution will generally be reported as dividend income. Any dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

If we are not a PFIC for a given year in which a dividend is paid and the taxable year preceding the dividend, non-corporate U.S. Holders may qualify for the preferential rates of taxation with respect to dividends on ordinary shares applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year) applicable to qualified dividend income (as discussed below). We believe that we qualify as a resident of Israel for purposes of, and are eligible for the benefits of, the U.S.-Israel Tax Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Israel Tax Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange-of-information program. Therefore, subject to the discussion under “—Passive Foreign Investment Company Considerations” above, if the U.S.-Israel Tax Treaty is applicable, such dividends will generally be “qualified dividend income” in the hands of individual U.S. Holders, provided that certain conditions are met, including holding period and the absence of certain risk reduction transaction requirements. The dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. As discussed in “Taxation—Israeli Tax Considerations and Government Programs,” payments of dividends by us may be subject to Israeli withholding tax. For U.S. federal income tax purposes, U.S. Holders will be treated as having received the amount of Israeli taxes withheld by us, and as then having paid over the withheld taxes to the Israeli taxing authorities. As a result of this rule, the amount of dividend income included in gross income for U.S. federal income tax purposes by a U.S. Holder with respect to a payment of dividends may be greater than the amount of cash actually received (or receivable) by the U.S. Holder from us with respect to the payment. Dividends will generally constitute foreign-source income for foreign tax credit limitation purposes. Any tax withheld with respect to distributions on our ordinary shares at the rate applicable to a U.S. Holder may, subject to a number of complex limitations, be claimed as a foreign tax credit against such U.S. Holder’s U.S.

federal income tax liability or may be claimed as a deduction for U.S. federal income tax purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our ordinary shares generally will constitute “passive category income” or “general category income.” The rules with respect to the foreign tax credit are complex and involve the application of rules that depend upon a U.S. Holder’s particular circumstances. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

Taxation of Disposition of the Ordinary Shares

Subject to the discussion above under “—Passive Foreign Investment Company Considerations,” you will recognize gain or loss on any sale, exchange or other taxable disposition of an ordinary share equal to the difference between the amount realized on the disposition of the ordinary share and your adjusted tax basis in the ordinary share. The tax basis in an ordinary share generally will be the cost of such ordinary share. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if you have held the ordinary share for more than one year at the time of sale, exchange or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations. Any such gain or loss you recognize generally will be treated as U.S.-source income or loss for foreign tax credit limitation purposes.

Additional Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of ordinary shares. Each U.S. Holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our ordinary shares.

Information Reporting and Backup Withholding

U.S. backup withholding tax and information reporting requirements may apply to certain payments to certain holders of our ordinary shares. Information reporting will generally apply to payments of dividends on, and to proceeds from the sale or redemption of, our ordinary shares made within the United States, or by a U.S. payer or U.S. middleman, to a holder of our shares, other than an exempt recipient (including a payee that is not a U.S. person that provides an appropriate certification and certain other persons). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	furnishes an incorrect taxpayer identification number;

•	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Additional Reporting Requirements

Certain U.S. Holders who are individuals (and under proposed regulations, certain entities) are required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. Holders should consult their tax advisors regarding the possible implications of these tax return disclosure obligations.

LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the securities offered by this prospectus and certain other matters of Israeli law will be passed upon for us by Hamburger Evron & Co., Tel Aviv, Israel. As of the date of this prospectus, Hamburger Evron & Co. beneficially owns an aggregate of 39,011 of our ordinary shares. Certain matters of U.S. law will be passed upon for us by Cooley LLP, New York, NY. Covington & Burling LLP, New York, New York, is acting as counsel for Cowen in connection with this offering with respect to U.S. law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including UroGen Pharma. The address of the SEC website is www.sec.gov.

We maintain a website at www.urogen.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and the information that we file later with the SEC will automatically update and, where applicable, supersede the information already incorporated by reference. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019;

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2019 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 9, 2019, August 9, 2019 and November 12, 2019, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January  4, 2019, January  9, 2019, January 22, 2019, January  25, 2019, May 28, 2019, June 7, 2019, September 24, 2019, November  8, 2019 and November 12, 2019, to the extent the information in such reports is filed and not furnished; and

•

the description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on May 1, 2017, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents, either in writing to UroGen Pharma Ltd., Attn: Chief Financial Officer, 499 Park Avenue, New York, NY 10022 or by telephone at +1 (646) 768-9780.

Up to $100,000,000

Ordinary Shares

PROSPECTUS

Cowen

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee and FINRA filing fee.

SEC registration fee		$32,450.00
FINRA filing fee		$38,000.00
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent, printing and miscellaneous expenses		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors

Under the Israeli Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the Company, in whole or in part, for damages caused to the Company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. A company may not exculpate in advance a director from liability arising out of a breach of the duty of care with respect to a distribution.

Under the Israeli Companies Law, a company may indemnify an office holder with respect to the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

•

financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the Company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

•

reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction; and

•

reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the Company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

Under the Israeli Companies Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder, if and to the extent provided in the Company’s articles of association:

•	a breach of the duty of loyalty to the Company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the Company;

•	a breach of the duty of care to the Company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder; and

•	a financial liability imposed on the office holder in favor of a third party.

Under the Israeli Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

•

a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the Company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the Company;

•	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a fine, civil fine, monetary sanction or forfeit levied against the office holder.

The Israeli Companies Law codifies the fiduciary duties that office holders owe to a company. Each person listed in the tables under “Executive Officers of the Company” and “Proposal 1 — Election of Directors — Nominees for Election” in our definitive proxy statement on Schedule 14A dated April 26, 2019 is an office holder under the Israeli Companies Law.

An office holder’s fiduciary duties consist of a duty of care and a duty of loyalty. The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would have acted under the same circumstances. The duty of loyalty includes an obligation that an office holder act in good faith and in the best interests of the Company.

The duty of care includes a duty to use reasonable means to obtain:

•	information on the advisability of a given action brought for his or her approval or performed by virtue of his or her position; and

•	all other important information pertaining to any such action.

The duty of loyalty includes a duty to:

•	refrain from any conflict of interest between the performance of his or her duties to the Company and his or her other duties or personal affairs;

•	refrain from any activity that is competitive with the Company;

•	refrain from exploiting any business opportunity of the Company to receive a personal gain for himself or herself or others; and

•	disclose to the Company any information or documents relating to the Company’s affairs which the office holder received as a result of his or her position as an office holder.

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Israeli Companies Law.

We maintain directors and officers liability insurance for the benefit of our office holders to the fullest extent permitted by the Israeli Companies Law. In addition, we have entered into agreements with each of our directors and executive officers exculpating them from liability to us for damages caused to us as a result of a breach of duty of care and undertaking to indemnify them, in each case, to the fullest extent permitted by our amended and restated articles of association and Israeli law, including with respect to liabilities resulting from this offering to the extent that these liabilities are not covered by insurance.

Insofar as the indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling the registrant, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit Number	Description of Document

1.1	Sales Agreement, dated as of December 20, 2019, by and between the Registrant and Cowen and Company, LLC.

1.2*	Form of Underwriting Agreement.

3.1	Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Form 6-K filed on May 18, 2017).

4.2	Form of Indenture, between the Company and one or more trustees to be named.

4.3*	Form of Senior Note.

4.4*	Form of Subordinated Note.

4.5	Form of Ordinary Shares Warrant Agreement and Warrant Certificate.

4.6	Form of Debt Securities Warrant Agreement and Warrant Certificate.

5.1	Opinion of Hamburger Evron & Co., Israeli counsel to the Registrant, as to the validity of the Registrant’s Ordinary Shares.

5.2	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Hamburger Evron & Co. (included in Exhibit 5.1).

23.3	Consent of Cooley LLP (included in Exhibit 5.2).

24.1	Power of Attorney (included on signature page).

25.1**	Statement of Eligibility of Trustee under the Indenture.

*	To be filed, if applicable, by amendment or by a report filed under the Exchange Act and incorporated herein by reference.
**	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 20, 2019.

UROGEN PHARMA LTD.

By:	/s/ Elizabeth Barrett
Elizabeth Barrett President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Elizabeth Barrett and Peter Pfreundschuh, and each or of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth Barrett Elizabeth Barrett	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	December 20, 2019

/s/ Peter Pfreundschuh Peter Pfreundschuh	Chief Financial Officer (Principal Financial and Accounting Officer)	December 20, 2019

/s/ Arie Belldegrun, M.D. Arie Belldegrun, M.D.	Chairman of the Board of Directors	December 20, 2019

/s/ Cynthia Butitta Cynthia Butitta	Member of the Board of Directors	December 20, 2019

/s/ Fred E. Cohen Fred E. Cohen	Member of the Board of Directors	December 20, 2019

/s/ Kathryn Falberg Kathryn Falberg	Member of the Board of Directors	December 20, 2019

/s/ Stuart Holden Stuart Holden	Member of the Board of Directors	December 20, 2019

/s/ Ran Nussbaum Ran Nussbaum	Member of the Board of Directors	December 20, 2019

/s/ Shawn C. Tomasello Shawn C. Tomasello	Member of the Board of Directors	December 20, 2019